                                                      EXHIBIT 10.14



            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE, WHICH OPINION AND OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

            THIS NOTE IS ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 17, 1997, BY AND BETWEEN THE COMPANY AND EACH OF THE PURCHASERS SET FORTH ON SCHEDULE A ANNEXED THERETO, COPIES OF WHICH MAY BE EXAMINED, UPON REQUEST AND DURING NORMAL BUSINESS HOURS, AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THIS NOTE MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                           QUIETPOWER SYSTEMS, INC.

                        SENIOR SECURED PROMISSORY NOTE

$1,000,000                                April 17, 1997

            FOR VALUE RECEIVED, QuietPower Systems, Inc., a Delaware corporation (the "Company"), with its principal office at 1675 Broadway, New York, NY 10019, promises to pay to the order of _______________________________ residing at __________________________________________ (the "Payee" or "the holder of this
Note"), or registered assigns, on the earlier to occur of (i) the first anniversary (the "First Anniversary") of the date of issuance of this Note (the "Issue Date"), or (ii) the closing of one or a series of public and/or private offerings of debt and/or equity securities of the Company or any sale of assets, merger, recapitalization or other capital transaction with aggregate gross proceeds to the Company of not less than $4,000,000 (the earlier of the First Anniversary and any one or more of the transactions described in (ii) above to occur being referred to herein


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as the "Maturity Date") the principal amount of One Million Dollars
($1,000,000), in such coin or currency of the United State of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest as set forth in the next succeeding sentence. This Note shall bear interest at a rate equal to eleven percent (11%) per annum, computed on the basis of a 360-day year consisting of twelve (12) 30-day months, from the Issue Date, and shall be paid semi-annually, with the first interest payment to be made on October 15, 1997. On the Maturity Date, all accrued and unpaid interest shall be paid, together with the full outstanding principal amount hereof. Except as set forth in the Purchase Agreement (as defined below) this Note shall be senior to all Indebtedness of the Company. This Note shall be paid (and prepaid, if applicable) pro rata with certain additional notes of like tenor being issued herewith.

1. Prepayment. The Company, at its option, may prepay all or any part of the principal amount of this Note and any accrued interest hereon at any time in whole or in part from time to time, without payment of any premium or penalty. All prepayments of this Note shall be applied first to accrued interest on this Note and then to the payment of any outstanding principal hereof.

2. Security. Repayment of all amounts due under this Note shall be secured by a security interest granted in all of the Company's right, title and interest in and to certain collateral pledged by the Company as security for its obligations hereunder as described in more detail in the Security Agreement dated as of April 17, 1997 (the "Security Agreement"), between the Company and QPS Bridge, LLC, as Agent for the Purchasers.

3. Purchase Agreement. This Note is issued pursuant to the terms of a Securities Purchase Agreement, dated as of April 17, 1997, by and among the Company and the Purchasers listed therein (the "Purchase Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Purchase Agreement. Any transferee or transferees of this Note, by their acceptance hereof, assume the obligations of the Payee in the Purchase Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Purchase Agreement and the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein. The terms used herein and not defined herein shall have the meaning ascribed to such term in the Purchase Agreement. This Note is one of several notes of the Company of like tenor issued in connection with a bridge financing for the Company of not more than $2,000,000, which notes, together with this Note, are hereinafter referred to as the "Notes."


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4.    Events of Default.

      (a) Upon the occurrence of any of the following events (herein called "Events of Default") which shall have occurred and be continuing:

            (i) The Company shall default in the payment of the principal of or interest on this Note when due, and, in the case of interest, such amount is not paid within 3 days of the due date; or

            (ii) (1) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the federal bankruptcy act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) the Company makes a general assignment for the benefit of creditors or (5) the Company generally admits its inability to pay its debts as they become due and payable; or

            (iii) (1) Commencement of any proceeding or in the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer of the Company or for all or substantially all of its property and the continuance of any such events for sixty (60) days undismissed, unbonded or undischarged, or (3) the issuance of a warrant or attachment, execution or similar process against substantially all of the property of the Company and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged;

            (iv) the Company fails in any material respect to perform or observe any of the covenants contained in the Purchase Agreement or the Security Agreement or fails in any material respect to comply with any of the provisions of the Purchase Agreement or the Security Agreement and any such default shall not be cured or


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            waived within thirty (30) days after the Company's receipt of written notice of same;

            (v) the Company shall fail to maintain a perfected security interest in the Collateral (as defined in the Security Agreement) or any portion thereof for the benefit of the Purchasers, subject only to the security interests which secure the DayStar Notes granted pursuant to the DayStar Note Purchase Agreements except that the failure to maintain a perfected security interest in Collateral (other than Intellectual Property) which in the aggregate is worth less than $5,000 shall not be deemed an Event of Default; or the Collateral or any portion thereof shall be subject to levy of execution or other individual process except that a levy of execution or other process against Collateral (other than Intellectual Property) which in the aggregate is worth less than $5,000 shall not be deemed an Event of Default;

            (vi) the Company's representations and warranties contained in the Purchase Agreement or the Security Agreement shall be untrue or misleading in any material respect as of the time when made or as of the closings of such agreements;

            (vii) a default or an event of default that extends beyond any applicable grace period shall occur or exist with respect to any Indebtedness of the Company, which, in the aggregate, is in excess of $25,000;

            (viii) any judgment or order for the payment of money in excess of $50,000 shall be rendered against the Company which is not stayed, bonded or discharged within 30 days; or

            (ix) a default or an event of default shall occur or exist with respect to any material contract of the Company, which default could give rise to a material claim by a third party against the Company or the Company's assets which, if curable, is not cured within 30 days.

then, and in any such event, the Payee, at its option, and upon written notice to the Company, may declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and pursue any additional remedies available to Payee under the Purchase Agreement and/or the Security Agreement, subject to the Intercreditor Agreement.


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5. Non-Waiver and Other Remedies. No course of dealing or delay on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of the holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereinafter available at law, in equity, by statute or otherwise.

6. Collection Costs. In case of an Event of Default hereunder, the Company will be liable to the Payee or its successors and assigns for such additional amounts as shall be sufficient to cover the reasonable cost and expense of collection, including, without limitation, attorney's fees, expenses and disbursements.

7. Obligation to pay Principal and Interest. No provision of this Note nor the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

8. Amendment. Subject to applicable law, this Note may not be amended modified or supplemented with respect to any of the terms contained herein without the prior written agreement of the Company and the Payee, its successors or assigns.

9. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

10. Miscellaneous.

      (a) Parties in Interest. All covenants, agreements, and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

      (b) Notice. All notices, consents and other communications under this Note shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses,


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

telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties complying as to delivery with this Section):

            a.    if to the Company:

                  QuietPower Systems, Inc.
                  1675 Broadway
                  New York, NY   10019
                  Attention:   Eric W. Jacobson
                  Telecopier No.: (212) 830-7298

                  with a copy to:

                  Breslow & Walker, LLP
                  767 Third Avenue
                  New York, NY 10017
                  Attention: Gary T. Moomjian, Esq.
                  Telecopier No.: (212) 888-4955

            b.    if to the Payee, at the address set forth above.

                  with a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:   Robert M. Friedman, Esq.
                  Telecopier No.: (212) 758-9526

      (a) Waiver. Any failure of any of the parties hereto to comply with any obligation, covenant or agreement contained herein may be waived by the party entitled to the benefit of such obligation, covenant or agreement only by written instrument signed by such party.

      (b) Consent to Jurisdiction. The Company and the Payee hereby consent to the jurisdiction of the state and federal courts of New York for all disputes arising under this Agreement.


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      (i) Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.


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      IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above by the duly authorized representative of the Company.


                                  QUIETPOWER SYSTEMS, INC.


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:


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